UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2015

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

50 Northern Avenue
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)

(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 23 2015, we entered into an amendment to our credit agreement with Macquarie US Trading LLC, as administrative agent, and the other lender parties thereto, to among other things, modify the repayment schedule of the loan. Under the terms of the credit agreement, we were previously required to repay the principal amount on the $300.0 million we borrowed in July 2014 in installments of $15 million on each of November 1, 2015, January 1, 2016, April 1, 2016 and July 1, 2016 and in installments of $60 million on each of October 1, 2016, January 1, 2017, April 1, 2017 and July 9, 2017. As amended, our first principal payment will be in the fourth quarter of 2016 with us repaying $75 million on each of October 1, 2016, January 1, 2017, April 1, 2017 and July 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: October 27, 2015	/s/ Michael J. LaCascia
Michael J. LaCascia Senior Vice President and General Counsel